January 14, 2013

Securities and Exchange Commission
Office of the Chief Accountant
100 F Street, NE
Washington, D.C. 20549

Re: Cortonix Biomedical Advancement Technologies, Inc.

We have read the statements included under Item 4.01 of Form 8-K, dated January 10, 2013, to be filed by Cortonix Biomedical Advancement Technologies, Inc.  We agree with the statements made in response to that Item insofar as they relate to our Firm.

Sincerely,

/s/ Sadler, Gibb & Associates, LLC

Sadler, Gibb & Associates, LLC